EXHIBIT 23--CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33- 11323) pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI, in the Registration Statement (Form S-3 No. 333-02043) of United Insurance Companies, Inc. and related Prospectus, in the Registration Statement (Form S-8 No. 333-14320) pertaining to the United Insurance Companies, Inc. Employee Stock Ownership Plan of UICI, in the Registration Statement (Form S-3 No. 333-23899) pertaining to the UICI and Amli Realty Company stock exchange agreement and related Prospectus, and in the Registration Statement (Form S-3 No. 333-42937) pertaining to the UICI and ELA Corp. agreement and related Prospectus of our report dated March 6, 1998, with respect to the consolidated financial statements and schedules of UICI and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1997.






                                                            ERNST & YOUNG LLP


Dallas, Texas
March 26, 1998





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